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                                  EXHIBIT 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

North America Technologies Group, Inc.
Houston, Texas

     We hereby consent to the incorporation by reference in the prospectus constituting a part of this Registration Statement on Form S-8 of our report dated February 21, 2002, except Note 2, which is as of April 9, 2002, relating to the consolidated financial statements of North American Technologies Group, Inc. appearing in the Company's annual report on Form 10-KSB for the year ended December 31, 2002.

                                       /s/ BDO Seidman, LLP


Houston, Texas

May 7, 2003